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                                                                   EXHIBIT 10.21

                              TERM PROMISSORY NOTE

                                                         New York, New York
$4,000,000                                               March __, 2002

     FOR VALUE RECEIVED, L.S. HOLDING, INC., a United States Virgin Islands corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation ("Payee"), at the offices of Payee at 777 Brickell Avenue, Miami, Florida 33131, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000) in lawful money of the United States of America and in immediately available funds, on March __, 2005 or such date as may be extended as provided in the Loan Agreement referred to below (or earlier as hereinafter provided).

     Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as defined below). Such interest shall be paid in like money at said office or place from the date hereof, commencing April 1, 2002 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination of the Loan Agreement shall be payable upon demand.

     For purposes hereof, (a) subject to clauses (i) and (ii) below, the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate equal to three-quarters (3/4%) percent per annum in excess of the Prime Rate (as defined below), and as to Eurodollar Rate Loans (as defined below), a rate equal to two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (as defined in the Loan Agreement referred to below); PROVIDED, THAT, at Payee's option, without notice, the Interest Rate shall mean a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, (i) for the period (A) on and after the date of termination of the Loan Agreement until such time as all Obligations are paid and satisfied in full in immediately available funds or (B) from and after the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Payee, and (ii) on Loans at any time outstanding in excess of the Borrowing Base or the Maximum Credit (whether or not such excess(es) arise or are made with or without Payee's knowledge or consent and whether made before or after an Event of Default) following demand by Payee in accordance with the terms of the Loan Agreement, (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, from time to time, as its prime rate, whether or not such announced rate is the best rate available at such bank, (c) the term "Event of Default" shall mean an Event of Default as such term is defined in the Loan Agreement, and (d) the term "Loan Agreement" shall mean the Loan and Security Agreement, dated of even date herewith, by and among Payee, Debtor, L.S. Holding (Florida), Inc., L.S. Wholesale, Inc. and Little Switzerland, Inc., as the same now exists or may hereafter be amended, modified, supplemented, extended,

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renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

     The Interest Rate payable hereunder on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of Florida or other applicable law.

     This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence the Term Loan by Payee to Debtor. This Note is secured by the Collateral described in the Loan Agreement (as such term is defined in the Loan Agreement), and all notes, guarantees, security agreements and other agreements, documents and instrument now or at any time hereafter executed and/or delivered by Debtor or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

     If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated for any reason whatsoever, then and in any such event, in addition to all other rights and remedies of Payee under the other Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Loan Agreement and the other Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid principal balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full in immediately available funds, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees and legal expenses.

     Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon any Event of Default or termination of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

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     Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

     The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Florida, but excluding any principals of conflicts of law or other rule of law that would cause application of the law of any jurisdiction other than the laws of the State of Florida.

     Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Circuit Court of Miami-Dade County, Florida and the United States District Court for the Southern District of Florida, whichever Payee may elect, and waives any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connection with or related or incidental to the dealings of Debtor and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

     Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested.

     DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

     This Note is registered as to both principal and stated interest with the Debtor, and notwithstanding any other provision hereof, transfer of the right to the principal of and stated

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interest thereon may be effected only by the surrender of this Note and either the reissuance by the Debtor of this Note to the new payee or issuance by the Debtor of a new note to the new payee. The Debtor acknowledges that is has received from Payee a completed Form W-8BEN, and that Payee is not a 10% shareholder, as defined in Section 871(h) of the Code. For purposes of this Note, the term "Code" means the Internal Revenue Code of the United States Virgin Islands, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Debtor.

     This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and permitted assigns. Whenever used herein, the term "Debtor" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and permitted assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                                  L.S. HOLDING, INC.

                                                  By:
                                                     -----------------------

                                                  Title:
                                                        --------------------

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